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                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                     NATIONAL SANITARY SUPPLY COMPANY
            (Exact name of issuer as specified in its charter)

            Delaware                                       31-1079482
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

 2900 Chemed Center, Cincinnati, Ohio                        45202
(Address of principal executive offices)                   (Zip Code)

                         1995 STOCK INCENTIVE PLAN
                         (Full title of the plan)

                            NAOMI C. DALLOB
              2600 Chemed Center, 255 East Fifth Street,
                          Cincinnati, Ohio 45202
                  (Name and address of agent for service)

                              (513) 762-6500
       (Telephone number, including area code, of agent for service)

            Approximate Date of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.

                      CALCULATION OF REGISTRATION FEE
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                               Proposed       Proposed
Title of                       maximum        maximum
securities      Amount         offering       aggregate      Amount of
to be           to be          price          offering       registration
registered      registered*    per share**    price**        fee
__________________________________________________________________________
Common Stock
(Par value $1   400,000 shs.   $12.00       $4,800,000      $1,655
per share)
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*The number of shares being registered is the number of shares covered by the 1995 Stock Incentive Plan. In addition to such shares, this Registration Statement covers an indeterminate number of shares which, by reason of certain events specified in such Plan, may become subject to issuance thereunder.
**Estimated solely for the purpose of calculating registration fee. This amount is based on (1) a price of $12.00 per share for outstanding options to purchase 201,750 shares, and (2) a price of $12.00 per share based on the average of the high and low price of a share of common stock in the over-the-counter market as reported by NASDAQ on July 6, 1995 for options to purchase 198,250 shares.

                              Page 1 of 25
                                 PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

          The following documents filed by the Company with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

          (1) The Company's latest Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

          (2)  All other reports filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") for periods since December 31, 1994;

          (3) The Company's definitive Proxy Statement filed pursuant to Section 14 of the Exchange Act in connection with the Company's latest annual meeting of stockholders; and

          (4) The "Description of Common Stock" set forth on page 29 of the Prospectus dated June 17, 1986, filed as part of Registration
Statement No. 33-5604 which Prospectus is incorporated by reference in such Registration Statement on Form 8-A filed with the Commission on July 24, 1986.

          All documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and to be a part of this Registration Statement and to be a part thereof from the date any such documents are filed.


Item 4.  Description of Securities

          N/A

Item 5.  Interest of Named Experts and Counsel

          Legal matters in connection with the issuance of National Sanitary Supply Company Common Stock offered hereby have been passed upon by Naomi C. Dallob, 2600 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202. Ms. Dallob is Secretary and General Counsel, a director and a stockholder of the Company.




                                 II-1


                             Page 2 of 25
Item 6.  Indemnification of Directors and Officers

          The Certificate of Incorporation and By-laws of the Company, and separate Indemnity Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his position with the Company. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Item 7.  Exemption from Registration Claimed

          N/A


Item 8.  Exhibits.

                                                Page No. or
                                           Incorporation by Reference
            Number                         --------------------------
         Under Item 601                              File Number
Exhibit    Regulation                                    and
Number        S-K                                    Filing Date
_____________________________________________________________________

   1         (3.1)    Certification of               S-1
                      Incorporation of Chemed        Reg. No. 33-5604
                      Supply, Inc. dated             5/12/86
                      September 19, 1983
   2         (3.2)    Certificate of Merger of       S-1
                      La-Ru Truck Rental Company,    Reg. No. 33-5604
                      Inc. into Chemed Supply,       5/12/86
                      Inc. dated November 15, 1983
   3         (3.3)    Certificate of Amendment of    Form 10-Q
                      the Certificate of             8/13/87
                      Incorporation of National
                      Sanitary Supply Company
                      dated July 13, 1987
   4          (4)     1995 Stock Incentive Plan      1995 Proxy
                                                     4/5/95


                                 II-2

                             Page 3 of 25
   5        (4)       Form of Option under 1995      E-2 through E-4
                      Stock Incentive Plan
   6        (5)       Opinion and Consent of         E-5
                      Counsel
   7        (23)      Consent of Independent         E-6
                      Accountants
   8        (24)      Powers of Attorney             E-7 through E-20

            (27)      Financial Data Schedule

Item 9.  Undertakings.

          The undersigned registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement and to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers or controlling persons of the Company pursuant to the provisions referred to above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 II-3

                             Page 4 of 25
                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 17 th day of July, 1995.

                                 NATIONAL SANITARY SUPPLY COMPANY


                                 By:   /s/ Paul C. Voet
                                       ___________________________________
                                       President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                     Title                       Date

/s/ Edward L. Hutton    Chairman and a Director           July 17, 1995
______________________   (Principal Executive Officer)

/s/ Paul C. Voet        President and Chief Executive     July 17, 1995
______________________   Officer and a Director
                         (Principal Executive Officer)

/s/ Gary H. Sander      Vice President, Treasurer and     July 17, 1995
______________________   Chief Financial Officer and a
                         Director

________________________________________________
Robert B. Garber *        Charles O. Lane *
Arthur J. Bennert, Jr. *  Sandra E. Laney *
Charles H. Erhart, Jr. *  Kevin J. McNamara *
Neal Gilliatt *           Timothy S. O'Toole *
Will J. Hoekman *         D. Walter Robbins, Jr. *     ----- DIRECTORS
Thomas C. Hutton *        Jerome E. Schnee *
W. Dwight Jackson *       Kenneth F. Vuylsteke *
________________________________________________

/s/ Naomi C. Dallob      Secretary and General Counsel      July 17, 1995
______________________  and a Director

________________
            *Naomi C. Dallob signing her name hereto does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons, filed with the Securities and Exchange Commission.
                                        /s/ Naomi C. Dallob, Attorney-in-Fact
                                       ____________________________________

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                               Page 5 of 25

                               INDEX TO EXHIBITS

                                                  Page Number
                                                       or
                                            Incorporation by Reference
            Number
         Under Item 601                    File Number            Sequentially
Exhibit    Regulation                          and      Previous    Numbered
 Number      S-K                           Filing Date   Exhibit      Pages
__________________________________________________________________________________________

   1     (3.1) Certification of Incorporation   S-1      3a(i)
               Of Chemed Supply, Inc.           Reg. No.33-5604
               dated September 19, 1983         5/12/86

   2     (3.2) Certificate of Merger of La-Ru   S-1      3a(ii)
               Truck Rental Company, Inc.       Reg. No.33-5604
               into Chemed Supply, Inc.         5/12/86
               dated November 15, 1983

   3     (3.3) Certificate of Amendment of      Form 10-Q
               the Certificate of               8/13/87          2
               Incorporation of National
               Sanitary Supply Company
               dated July 3, 1987

   4     (4)   1995 Stock Incentive Plan       1995 Proxy        A
                                               4/5/95

   5     (4)   Form of Option under 1995       E-2 through E-4        Page 7
               Stock Incentive Plan                                   through 9

   6     (5)   Opinion and Consent of          E-5                    Page 10
               Counsel

   7     (23)  Consent of Independent          E-6                    Page 11
               Accountants

   8     (24)  Powers of Attorney              E-7 through E-20       Page 12
                                                                      through 25
         (27)  Financial Data Schedule










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